UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
March 31, 2017

BIO-AMD, INC.
(Exact name of registrant as specified in charter)
NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-52601	Sci-Tech Daresbury, Keckwick Lane, Daresbury, WA4 4FS, UK	20-5242826
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Inability to periodically file
Bio-AMD Inc. (“the Company”, “we”), is currently unable to file its annual report on Form 10-K for the year ended December 31, 2016, because of a lack of funds. While the lack of funds continues, the Company anticipates that it will not be able to file future SEC reports as well. Compliance costs are considerable, including accounting fees, legal review fees, Edgarization fees, XBRL compliance costs and web posting expenses.  The Company also will not be able to pay the OTCMarkets QB listing fee due in April 2017, and therefore we expect that shares will lose their OTCQB trading status, and we will become an OTCPK Pink Open Market issuer by virtue of the Company’s limited disclosure.
Operations
For the foreseeable future the Company will continue its bio-medical technology development operations, particularly its MIDS Medical (“MML”) joint venture subsidiary, which is developing our MIDS technology, funded by our joint venture partner. Our key scientists continue to be paid in full and our laboratory at Sci-Tech Daresbury remains in use.
The Company will also continue to seek licensing deals for its COAG and DSR technologies, for which we have some interest, although there can be no certainty that any deal can be concluded.
Our lossmaking WOCU Limited financial derivative operation has been divested for a nominal sum and a deferred payment conditional on WL achieving value, as we could no longer obtain the continued goodwill of a key technical contractor, or support the full WL overhead and compliance burden. The only alternative was to close WL down at a total loss.
Finance
The Directors will continue to partly or wholly forgo fees from the Company in favor of the Company’s business priorities, as the situation requires.
The Company sees little prospect of gaining investment at a decent valuation or on acceptable terms at this point. The Company believes that it may be able to raise funds at a reasonable valuation once more progress with the MIDS development has been achieved, and/or is able to conclude an agreement with an industry partner for its COAG and/or DSR technologies.
The Company is also exploring funding options that may enable it to separately finance its COAG technology to initial production and approval, which may make it more attractive to partners.
Compliance
The Company will continue with its accounting process, so that it can file with state and local authorities and internally draft its Form 10-K and 10-Q fillings. These will be prepared, ready for review and audit, in anticipation of catch-up filings being made at a future date to bring the Company into compliance with its SEC periodic reporting, should the funds become available.
The Company will continue to file current reports on Form 8-K as appropriate to update shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Bio-AMD, Inc. (Registrant)

Date: March 31, 2017	By:	/s/ Thomas Barr
Name: Thomas Barr
Title: Chief Executive Officer